Exhibit 10.11

TRADEMARK LICENSE AGREEMENT

among

COTTONWOOD COMMUNITIES, INC.

and

COTTONWOOD RESIDENTIAL O.P., LP

and

CC ADVISORS III, LLC

May 7, 2021

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (including all exhibits referenced herein, this “Agreement”), dated as of May 7, 2021, is entered into by and among Cottonwood Communities, Inc., a Maryland corporation (the “REIT”), Cottonwood Residential O.P., LP (the “Operating Partnership”) and CC Advisors III, LLC, a Delaware limited liability company (the “Advisor”). The Operating Partnership, the REIT and their subsidiaries are collectively referred to herein as the “Company.”

W I T N E S S E T H

WHEREAS, the REIT, Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company and wholly owned subsidiary of the REIT (“Merger Sub”), Cottonwood Communities O.P., LP (“CCOP”), Cottonwood Residential II, Inc., a Maryland corporation (“CRII”) and the Operating Partnership have entered into that certain Agreement and Plan of Merger dated January 26, 2021 (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger of CRII with and into Merger Sub and the merger of CCOP with and into the Operating Partnership pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, the REIT, Operating Partnership and Advisor are parties to the Amended and Restated Advisory Agreement, dated as of May 7, 2021 (as amended from time to time, the “Advisory Agreement”), pursuant to which Company will continue to avail itself of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and the Advisor will undertake the duties and responsibilities set forth therein, on behalf of, and subject to the supervision of, the board of directors of the REIT (as of any particular time, the “Board”), all as provided therein; and

WHEREAS, in connection with the services to be performed by the Advisor under the Advisory Agreement, the Advisor wishes to obtain, and Company is willing to grant, a non-exclusive license to the use and display the Trademarks (as defined below), all as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.             Definitions. The following defined terms used in this Agreement will have the meanings specified below:

1.1         “Services” mean the specific services or category of services to be performed under the Advisory Agreement that are set forth on Exhibit B attached hereto, as amended from time to time by Company upon written notice to the Advisor.

1.2         “Trademarks” mean the trademarks and logos set forth on Exhibit A attached hereto, as amended from time to time by Company upon written notice to the Advisor.

2.             Trademark License.

2.1         Subject to the terms and conditions of this Agreement, Company hereby grants to the Advisor a worldwide, revocable, non-exclusive, non-transferable and non-assignable (except as expressly permitted by Section 7.1 below), non-sublicensable license under Company’s rights in the Trademarks to use and display the Trademarks solely for the purpose of the Advisor performing the Services.

2.2         The Advisor acknowledges Company’s exclusive ownership of the Trademarks and that use of any of the Trademarks by the Advisor, including without limitation any resulting goodwill, will inure to the sole benefit of Company. The Advisor will not do or suffer to be done any act or thing inconsistent with such ownership and will not acquire or claim or assist third parties in acquiring or claiming any title in or to any of the Trademarks, including without limitation by virtue of this Agreement or through the Advisor’s use of the Trademarks. In addition, the Advisor hereby covenants that it will not directly or indirectly undertake any action that in any manner might question, contest, challenge, infringe or impair the validity, enforceability, scope of rights or title of Company in any of the Trademarks at any time during the term of this Agreement and thereafter.

2.3         The Advisor will use the Trademarks only in a manner and form: (a) designed to maintain the high quality of the Trademarks; (b) consistent with the use of the Trademarks by Company; (c) that protects Company’s ownership interest therein; and (d) that complies with all applicable laws, rules, regulations and statements of policy of any governmental body or agency, including without limitation all applicable trademark laws, rules, regulations and statements of policy.

2.4         During the term of this Agreement and thereafter, the Advisor will not adopt or use any word, name, mark, symbol, other designation or trade style which in Company’s sole reasonable opinion is likely to cause confusion or dilute any of the Trademarks, and will not make any unlicensed use of trademarks or service marks which, in Company’s sole reasonable opinion, is confusingly similar to or dilutive of any of the Trademarks. In addition, the Advisor agrees that it will not use any of the Trademarks in combination with any word, name, mark, symbol, other designation or trade style so as to create a composite mark, unless such use is explicitly authorized in writing by Company. Except as expressly licensed under this Agreement, the Advisor will not use or otherwise exploit the Trademarks.

2.5         The Advisor agrees that (a) all Services identified by any of the Trademarks will be at least equal in quality to the services provided by Company as of the effective date of this Agreement (the “Quality Standard”) and (b) it will maintain procedures to assure the consistent quality of the Services bearing or containing the Trademarks. Company will have the right to request marketing or any other materials on which the Trademarks may appear to determine whether such marketing or other materials meet the Quality Standard. Should Company notify the Advisor that the Services, marketing or other materials identified by any of the Trademarks fail to comply with the Quality Standard, the Advisor will correct such defects in accordance with such reasonable notification from Company within forty five (45) days of such notice.

2.6         Company will have the right to audit and inspect, upon advance written notice and during regular business hours, the Advisor’s use of the Trademarks licensed hereunder and the Services identified by any of the Trademarks.

3.             Compensation; Records; Audits.

3.1         Compensation. Advisor will pay Company in accordance with the compensation terms set forth on Exhibit C attached hereto, and will otherwise comply with the terms set forth therein.

3.2         Records; Audits. Advisor will keep complete and accurate records for at least five (5) years after the termination of this Agreement, which records will contain sufficient information to permit Company to confirm compliance with this Agreement. The Advisor will permit Company or an appointed agent to have access during normal business hours, at the Advisor’s premises, to such records to verify compliance with this Agreement (each, an “Audit”). The fees and expenses incurred by Company for any Audits will be paid by Company, unless such Audit confirms that the Advisor has underreported by more than five percent (5%) royalties owed under this Agreement for the period audited, in which case, in addition to any other rights or remedies that Company is entitled to seek, such fees and expenses will be borne by the Advisor. If the foregoing Audit shows an underpayment, the Advisor will pay the amount of the difference to Company (along with any fees or expenses as described in the foregoing sentence) within thirty (30) days of being provided with written notice thereof by Company.

3.3         Payment Terms. All payments under this Agreement will be made when due hereunder in U.S. Dollars by transfer to Company to the bank account as Company may designate from time to time. Any payments which fall due on a date which is a legal holiday in the jurisdiction in which the bank account resides may be made on the next following day which is not a legal holiday in such jurisdiction. Any payments that are not paid on or before the date such payments are due under this Agreement will bear interest at a rate equal to the lesser of one and one-half percent (1.5%) per month or the highest rate permitted by applicable law. Interest payable will be calculated on a compound basis with a monthly compounding period from the date the payment was due until the date payment is received by Company. Such payments will be without deduction of exchange, collection or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes.

4.             No Warranties. COMPANY DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES OR CONDITIONS TO THE ADVISOR OR ANY OTHER PERSONS OR ENTITIES WITH RESPECT TO THE TRADEMARKS OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

5.             Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT WILL COMPANY BE LIABLE TO THE ADVISOR UNDER THIS AGREEMENT, (a) IN AN AMOUNT THAT EXCEEDS THE AMOUNTS PAID BY THE ADVISOR TO COMPANY DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE INCIDENT GIVING RISE TO THE LIABILITY, REGARDLESS OF THE FORM OF CLAIM OR ACTION AND (b) FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING.

6.             Term and Termination of the Agreement.

6.1         Term. Except as otherwise provided in Section 6.2 below, this Agreement will be co-terminus with the Advisory Agreement and, unless otherwise agreed by the parties, this Agreement will terminate automatically upon the termination of the Advisory Agreement.

6.2         Termination by Either Party. This Agreement may be terminated upon mutual agreement by the parties, with the Company acting through the Conflicts Committee (as defined in the Advisory Agreement). In addition, if either party (a) materially breaches this Agreement in a manner that cannot be cured; or (b) materially breaches this Agreement in a manner that can be cured and such breach remains uncured for more than ten (10) days, after the receipt by the breaching party of written notice specifying the breach and requiring its remedy, then on each such occasion, the non-breaching party will have the right to terminate this Agreement upon written notice to the breaching party, in addition and without prejudice to any other rights or remedies the non-breaching party may have.

6.3         Effects of Termination. Termination of this Agreement in accordance with this Section 6 will not affect any obligations of the parties that have accrued up to the date of such termination, including without limitation any payment obligation. Upon any termination of this Agreement, (a) the Advisor’s obligation to pay amounts accrued under this Agreement that have not yet been paid and the provisions of Sections 1, 2.2, 2.4, 3, 4, 5, 6.3, 7 and 8 will survive and will continue in full force and effect in accordance with their terms, (b) all rights and licenses granted to the Advisor hereunder will terminate and be of no further force or effect and (c) the Advisor will cease and desist from all use of the Trademarks in any way and deliver to Company all papers and other materials upon which the Trademarks appear.

7.             Assignment.

7.1         This Agreement may not be assigned by either party except in accordance with a permitted assignment of the Advisory Agreement pursuant to the terms set forth therein.

7.2         In the event Company executes a definitive agreement in connection with a Change of Control (as defined below), Company will promptly notify the Advisor and the Advisor will have seven (7) days to elect in writing to negotiate terms and conditions under which Company will sell the Trademarks to the Advisor at the then-current fair market value. During the thirty (30) day period following Company’s receipt of such notice, the parties will negotiate in good faith such terms and conditions. Such terms and conditions will contain customary terms and conditions, including without limitation a limited non-exclusive license to the Trademarks granted by the Advisor to Company for permitted purposes to be agreed upon. If the parties are unable to agree upon such terms and conditions within such thirty (30) day period despite the parties’ good faith efforts, this Section 7.2 will expire. For the purposes of this Section 7.2, “Change of Control” means the sale or other disposition to one or more third parties, in any transaction or series or combination of related transactions, of all or at least a majority of the equity securities, consolidated assets or businesses of Company (taken as a whole), whether by merger, consolidation or other business combination (regardless of whether Company or such third party is the surviving entity), stock sale, asset sale, exchange or tender offer.

8.             Miscellaneous.

8.1         Notices. Any notice, report or other communication required or permitted to be given hereunder will be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and will be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To Company (acting through the Conflicts Committee):

Cottonwood Communities, Inc.

Attn: Conflicts Committee

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

To the Advisor:

CC Advisors III, LLC

1245 Brickyard Road, Suite 250

Salt Lake City, Utah 84106

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 8.1.

8.2         Modification. This Agreement will not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns or as set forth under Section 1 above.

8.3         Severability. The provisions of this Agreement are independent of and severable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

8.4         Governing Law; Venue. This Agreement will be governed by and construed in accordance with the internal laws of the State of Utah without regard to any choice of law rules. Any action relating to or arising out of this Agreement will be brought only in a court of competent jurisdiction located in Salt Lake City, Utah.

8.5         Entire Agreement. This Agreement and the Advisory Agreement together contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Except as set forth under Section 1 above, this Agreement may not be modified or amended other than by an agreement in writing.

8.6         Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver will be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

8.7         Gender. Words used herein regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

8.8         Titles Not to Affect Interpretation. The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

8.9         Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all of the parties reflected hereon as the signatories.

8.10       Binding Effect. This Agreement will be binding and inure to the benefit of the parties and their respective successors and assigns.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

REIT:

COTTONWOOD COMMUNITIES, INC., a Maryland corporation

By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

OPERATING PARTNERSHIP:

COTTONWOOD RESIDENTIAL O.P., LP,
a Delaware limited partnership

By:	Cottonwood Communities, Inc.,
a Maryland corporation, its general partner

	By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

CC ADVISORS III:

CC ADVISORS III, LLC,a Delaware limited liability company

By:	Cottonwood Communities Advisors, LLC,
a Delaware limited liability, its sole member

		By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

Exhibit A

Trademarks

Trademark	Attorney Docket No.	Application No.	Filing Date	Registration No.	Registration Date	Status
COTTONWOOD RESIDENTIAL	19100.1	85/346630	15-Jun-2011	4335472	14-May-2013	Registered
COTTONWOOD RESIDENTIAL	19100.4	85/577044	22-Mar-2012	4433281	12-Nov-2013	Registered
CHECKMARK Logo	19100.1	86/088600	10-Oct-2013	4832453	13-Oct-2015	Registered
HOUSE Logo	19100.13	86/088537	10-Oct-2013	4841879	27-Oct-2015	Registered
RESIDENT INDEMNITY MANAGEMENT (supplemental register)	19100.17	86/343474	21-Jul-2014	4669026	06-Jan-2015	Registered
DITARO	19100.24.1	86/431392	22-Oct-2014	5386957	23-Jan-2018	Registered
HOME AT LAST	19100.26	86/827566	20-Nov-2015	5514160	10-Jul-2018	Registered
COTTONWOOD TREE logo	19100.27	86/931407	07-Mar-2016	5370691	02-Jan-2018	Registered
COTTONWOOD COMMUNITIES	19100.35	88/917857	15-May-2020			Allowed
COTTONWOOD	19100.38	88/777096	29-Jan-2020	6124397	11-Aug-2020	Registered
COTTONWOOD	19100.38.1	88/900269	04-May-2020			Under Exam
	N/A	N/A	N/A	N/A	N/A	Common Law

Exhibit B

Services

Any and all services for which Advisor may engage.

Exhibit C

Payment Terms

$100 per calendar year.